CPI Aerostructures, Inc. 8-K

Exhibit 16.1

November 24, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by CPI Aerostructures, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of CPI Aerostructures, Inc. dated November 24, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ CohnReznick, LLP

New York, New York